                                                                    EXHIBIT 3(a)


Board of Directors
CNB Financial Corporation

We have audited the consolidated financial statements of CNB Financial Corporation and subsidiary (Corporation) at December 31, 1995 and 1994 and for the years then ended, all incorporated by reference in the Annual Report on Form 10-K to be filed by the Corporation under the Securities and Exchange Act of 1934 (the Act); our report dated January 26, 1996 with respect thereto is also incorporated by reference in such Annual Report on Form 10-K.

In connection with the Form 10-K:

1. We are independent auditors with respect to the Corporation within the meaning of the Act and the applicable published rules and regulations thereunder.

2. In our opinion, the consolidated financial statements audited by us and incorporated by reference in the Form 10-K comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder.

3. We affirm that generally accepted auditing standards require us to read the information, in addition to audited financial statements, contained in the Form 10-K, to consider whether such information is materially inconsistent with information appearing in the financial statements, and to discuss any such inconsistencies with management and the Board of Directors. Nothing came to our attention, as a result of reading the additional information contained in the Form 10-K, that caused us to conclude that any of the information is materially inconsistent with information appearing in the financial statements. Generally accepted auditing standards do not require, and we have not performed, any procedures, other than as described above.

This letter is solely for the information of, and assistance to, the directors of the Corporation in connection with the filing of the Corporation's Annual Report on Form 10-K, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose.


                                    Very truly yours,

                                    /S/ ERNST & YOUNG


                                    Ernst & Young LLP



March 19, 1996

--------------------------------------------------------------------------------

                                                      Filed this 12th day of
COMMONWEALTH OF PENNSYLVANIA                             September, 1983
    DEPARTMENT OF STATE
    CORPORATION BUREAU                             Commonwealth of Pennsylvania

                                                   Department of State
Articles of CNB FINANCIAL CORPORATION
                                                   /s/ William R. Davis
Domestic Business Corporation                      Secretary of the Commonwealth

--------------------------------------------------------------------------------

          In compliance with the provisions of the Act of May 5, 1933, as amended, specifically, Title 15 Purdon's Pennsylvania Statutes Annotated,
Section 1204, the undersigned, desiring to be incorporated as a business corporation, hereby certifies that:

  1. The name of the corporation is:

     CNB FINANCIAL CORPORATION


  2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:

     Market and Second Streets
     Clearfield, PA 16830

  3. PURPOSE:

     The corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under this act and the corporation is incorporated under the provisions of the Act of May 5, 1933, as amended, specifically, Title 15 Purdon's Pennsylvania Statutes Annotated, Section 1204.

  4. TERM:

     Perpetual

  5. NUMBER OF SHARES:    (AMENDED MARCH 18, 1986)

     The total number of authorized shares shall be 2,500,000 with a par value of $4.00. The shares of the corporation shall not have preemptive rights but shall have the right of cumulative voting in regard to the election of Directors only as hereinafter set forth.

  6. Except as set forth in paragraph five hereof, there are no special rights, designations, preferences, qualifications, limitations or restrictions imposed upon the stock of the corporation except as provided in these Articles of Incorporation.

  7. The Board of Directors shall have no authority to change any designations, preferences, limitations, qualifications or restrictions or special or relative rights of the stock described in paragraph five hereof.

  8. The name and post office address of the incorporators and the number and class of shares subscribed by him/her is:

                                                               NUMBER and CLASS
    NAME                          ADDRESS                          OF SHARES
    ----                          -------                          ---------
JOHN LEITZINGER              205 SW Third Avenue                      One
                             Clearfield, PA 16830                   Common

JOHN W. POWELL               27 Coventry Lane                         One
                             State College, PA 16801                Common

FRANCIS E. REED              R.D. 2 Box 269                           One
                             Clearfield, PA 16830                   Common

WILLIAM U. SMITH             120 W. Walnut Street                     One
                             Clearfield, PA 16830                   Common

L. E. SOULT, JR.             108 Elizabeth St.                        One
                             Clearfield, PA 16830                   Common

JAMES K. NEVLING             1019 Linden Street                       One
                             Clearfield, Pa 16830                   Common

WILLIAM R. OWENS             R 1307 Riverview Road                    One
                             Clearfield, PA 16830                   Common

ROBERT G. SPENCER            Grampian, PA 16838                       One
                                                                    Common

RONALD B. STRATTAN           909 S.Second Street                      One
                             Clearfield, PA 16830                   Common

W. K. ULERICH                724 South Second Street                  One
                             Clearfield, PA 16830                    Common

ROBERT E. BROWN              46 West Pauline Drive                    One
                             Clearfield, PA 16830                   Common

                                                               NUMBER and CLASS
    NAME                          ADDRESS                          OF SHARES
    ----                          -------                          ---------
ROBERT S. KEPNER             804 Hannah Street                        One
                             Clearfield, PA 16830                   Common

JAMES P. MOORE               508 South Fourth Street                  One
                             Clearfield, Pa 16830                   Common

ROBERT C. PENOYER            1220 South Second Street                 One
                             Clearfield, PA 16830                   Common

EDWARD B. REIGHARD           8 Turnpike Avenue                        One
                             Clearfield, PA 16830                   Common

E. DORSE ALBERT              111 East Pine Street                     One
                             Clearfield, PA 16830                   Common


  9. OTHER PROVISIONS AS PERMITTED UNDER THE ACT:

     A. NUMBER, TERM AND QUALIFICATION OF DIRECTORS:

        All Directors shall have equal vote but shall be elected by classes as follows: Known as Class 1, consisting of not more than five (5) Directors; Class 2, consisting of not more than five (5) Directors; and Class 3, consisting of not more than five (5) Directors. The initial Directors of Class 1 shall serve until the third (3rd) annual meeting of the shareholders. At the third (3rd) annual meeting of the shareholders, the Directors of Class 1 shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial Directors of Class 2 shall serve until the second (2nd) annual meeting of shareholders. At the second (2nd) annual meeting of the shareholders, the Directors of Class 2 shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every (3) years for three (3) year terms. The initial Directors of Class 3 shall serve until the first (1st) annual meeting of the shareholders. At the first (1st) annual meeting of the shareholders, the Directors of Class 3 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. Each Director shall serve until his/her successor shall have been elected and shall qualify, even though his/her term of office as provided herein has otherwise expired, except in the event of his/her earlier resignation, removal or disqualification.

        Annual Meeting shall mean the first (1st) annual meeting after the organizational meeting and for this purpose, the initial terms of all Classes of Directors shall in the first instance not necessarily be in even twelve month increments.

     B. BY-LAW QUALIFICATIONS:

        The Board of Directors of the corporation may subject to the provisions contained in Article V of the By-Laws, increase the number of Directors to eighteen, twenty-one or twenty-four members. Any proposed nominee shall then stand for election consistent with the principles of A above at the next annual meeting.

     C. INITIAL BOARD OF DIRECTORS:

        1.  Elected for a term of three years:

          JOHN LEITZINGER
          JOHN W. POWELL
          FRANCIS E. REED
          WILLIAM U. SMITH
          L. E. SOULT, JR.

        2.   Elected for a term of two years:

          JAMES K. NEVLING
          WILLIAM R. OWENS
          ROBERT G. SPENCER
          RONALD B. STRATTAN
          W. K. ULERICH

        3.   Elected for a term of one year:

          ROBERT E. BROWN
          ROBERT S. KEPNER
          JAMES P. MOORE
          ROBERT C. PENOYER
          EDWARD B. REIGHARD

     D. CONDITIONS PRECEDENT TO MERGER, CONSOLIDATION OR
        DISSOLUTION OF THE CORPORATION:

        1. In order to effect the merger or consolidation of the corporation into another corporation which is not a wholly owned subsidiary of this corporation the affirmative action of 75% of the outstanding shares entitled to vote shall be required.

        2. The shareholders have reserved the right to amend the By-Laws to themselves by affirmative vote of the majority of the shares voting.

           IN TESTIMONY WHEREOF, the incorporators have signed and sealed these Articles of Incorporation this 30th day of August, 1983.


  /s/                                 /s/
--------------------------          ---------------------------
John Leitzinger                     Ronald B. Strattan


  /s/                                 /s/
--------------------------          ---------------------------
John W. Powell                      W. K. Ulerich


  /s/                                 /s/
--------------------------          ---------------------------
Francis E. Reed                     Robert E. Brown


  /s/                                 /s/
--------------------------          ---------------------------
William U. Smith                    Robert S. Kepner


  /s/                                 /s/
--------------------------          ---------------------------
L. E. Soult, Jr.                    James P. Moore


  /s/                                 /s/
--------------------------          ---------------------------
James K. Nevling                    Robert C. Penoyer


  /s/                                 /s/
--------------------------          ---------------------------
William R. Owens                    Edward B. Reighard


  /s/                                 /s/
--------------------------          ---------------------------
Robert C. Spencer                   E. Dorse Albert